UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 12, 2017

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road, Ste 102 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into Material Definitive Agreement

On July 12, 2017, Nevada Gold & Casinos, Inc. (the “Company”) entered into an agreement with the Louise Herrington Ornelas Trust (the “Agreement”) to purchase 755,644 shares of its common stock for an aggregate purchase price of $1,624,634 or $2.15 per share (the “Purchase”). The Purchase was completed upon execution of the Agreement by the parties and represents approximately 4.3% of the Company’s outstanding shares. The Purchase completes the $2,000,000 Stock Repurchase Program authorized by the Board of Directors in July, 2016.

Item 8.01.   Other Events

The Board of Directors of Nevada Gold & Casinos, Inc. (the “Company”) at a special meeting on July 7, 2017 authorized a new stock repurchase program to acquire up to an additional $2,000,000 in shares of its common stock. The Company may acquire the shares from time to time on the open market or in private transactions.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

10.1	Agreement dated July 12, 2017 between Nevada Gold & Casinos, Inc. and the Louise Herrington Ornelas Trust
99.1	Press Release dated July 12, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: July 12, 2017	By:	/s/ Michael P. Shaunnessy
Michael P. Shaunnessy
President & Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
10.1	Agreement dated July 12, 2017 between Nevada Gold & Casinos, Inc. and the Louise Herrington Ornelas Trust
99.1	Press Release dated July 12, 2017